Exhibit 10.1.2
LICENSE AGREEMENT AMENDMENT
Inasmuch as NewLink Genetics Corporation of Ames, Iowa, and the Medical College of Georgia Research Institute of Augusta Georgia, have a valid and existing License Agreement related to the use of Indoleamine-2,3-Dioxygenase and its Inhibitors in Immuno-regulation (MCG case # 007-98, 011-98, 011-02, 003-03, 009-03) dated September 13, 2005;
and
Inasmuch as the parties agree that the License Agreement contains a provision (Section 4.1) for the acquisition of new, related Improvement Technologies by NewLink arising at MCGRI after the Agreement was signed
and
Inasmuch as NewLink has reviewed a new Improvement Technology (MCG case # 005- 06: CpG Oligonucleotides Induce Spleen Cells to Acquire IDO-dependent Regulatory Functions, by D. Munn and A. Mellor), and wishes to exercise its option to incorporate those technologies into the existing License Agreement technology portfolio under its standard royalty terms and use conditions,
It is Agreed:
That the parties amend the License Agreement relative to its Exhibit A , such that MCG case #005-06 is to be included in the technology portfolio for development and commercialization by NewLink, effective the date that the License Fee of $20,000 is received at MCGRI.
This present amendment shall hereby be considered part of the original License Agreement and is hereto agreed by representatives of both parties signing below.

MEDICAL COLLEGE OF GEORGIA RESEARCH INSTITUTE	NEWLINK GENETICS
By /s/Betty Aldridge Name: Betty Aldridge Title: Executive Director Date: 4/27/06	By: /s/Nicholas N. Vahanian Name: Nicholas N. Vahanian Title: Chief Medical and Operations Office Date: 4/21/06